                                                                    Exhibit 99.1

PROXY

                          SNYDER COMMUNICATIONS, INC.

     This Proxy is Solicited on Behalf of the Board of Directors of Snyder Communications, Inc. for the Special Meeting of Stockholders, ________, 1999 at
                                   10:00 A.M.

The undersigned stockholder of Snyder Communications, Inc. (the "Company") hereby appoints A. Clayton Perfall and David B. Pauken as proxies, each with power of substitution and revocation, to represent the undersigned at the Special Meeting of Stockholders of Snyder Communications, Inc. to be held at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C. 20007 on __________, 1999 at 10:00 A.M., and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS.

               (continued and to be signed on the reverse side)

                      PLEASE RETAIN THIS ADMISSION TICKET
                                    for the
                        Special Meeting of Stockholders
                                       of
                          SNYDER COMMUNICATIONS, INC.
                             _______________, 1999
                             10:00 A.M., LOCAL TIME
                               Four Seasons Hotel
                         2800 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20007

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD BELOW.

     IF YOU PLAN TO ATTEND THE _______________,1999 SPECIAL MEETING OF STOCKHOLDERS, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD BELOW.

     PRESENT THIS TICKET TO THE SNYDER COMMUNICATIONS, INC. REPRESENTATIVE AT THE ENTRANCE TO THE MEETING ROOM

                                                                Please mark your
                                                         [ X ]       votes as in
                                                                    this example

        SNYDER COMMUNICATIONS, INC. RECOMMENDS A VOTE "FOR" PROPOSAL 1.


1. Proposal to adopt an amended and restated certificate of incorporation under which each outstanding share of the Company's existing common stock will be changed into one share of the Company's SNC common stock and .25 of a share of the Company's circle.com common stock.

                FOR               AGAINST               ABSTAIN
                [_]                 [_]                   [_]
--------------------------------------------------------------------------------

        SNYDER COMMUNICATIONS, INC. RECOMMENDS A VOTE "FOR" PROPOSAL 2.

2. Proposal to adopt an amended and restated stock incentive plan to provide for the granting of stock awards and options in the Company's SNC common stock and the Company's circle.com common stock.

                FOR               AGAINST               ABSTAIN
                [_]                 [_]                   [_]
--------------------------------------------------------------------------------

        SNYDER COMMUNICATIONS, INC. RECOMMENDS A VOTE "FOR" PROPOSAL 3.

3. Proposal to adopt an amended and restated employee stock purchase plan to permit employees to purchase shares of both the Company's SNC common stock and the Company's circle.com common stock at a discount.

                FOR               AGAINST               ABSTAIN
                [_]                 [_]                   [_]
--------------------------------------------------------------------------------

PROXY

                          Dated: _____________, 1999

                          ----------------------------------
                                     (Signature)

                          ----------------------------------
                             (Signature if held jointly)

                          The signature should agree with the name on your stock certificate. If shares are held jointly, each shareholder should sign. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by President or other authorized officer. If the signer is a partnership, please sign in partnership name by authorized person.

                                       3